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                                          FRANKLIN RESOURCES, INC.
                                          STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                          (in thousands, except for ratio)



                         Three Months Ended                                     Fiscal Year Ended
                    ---------------------------   ---------------------------------------------------------------------------

                    Dec. 31, 1993   Dec. 31, 1992  Sept. 30, 1993  Sept. 30, 1992  Sept. 30, 1991  Sept. 30, 1990   Sept. 30, 1989
                    -------------   -------------  --------------  --------------  --------------  --------------   --------------
Earnings before
  provision for
  income taxes            $89,135         $56,223        $274,398        $204,748        $162,719        $144,423         $129,733
                     ------------   -------------   -------------   -------------   -------------  --------------   --------------


Add Fixed Charges:
  Interest                  8,055           5,486          25,221           2,137              94              73              192
                     ------------   -------------   -------------   -------------   -------------   -------------   --------------

  Total Fixed
    Charges                 8,055           5,486          25,221           4,274              94              73              192
                     ------------   -------------   -------------   -------------   -------------   -------------   --------------

Earnings before
  fixed charges and
  provision for
  income taxes            $97,190         $61,709        $299,619        $209,022        $162,813        $144,496         $129,925
                     ------------   -------------   -------------   -------------   -------------   -------------   --------------

Ratio of Earnings
  to Fixed Charges         - 12.1            11.2            11.9            48.9         1,732.1         1,979.4            676.7
                     ------------   -------------   -------------   -------------   -------------   -------------   --------------


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